Exhibit 99.1

Heinz Confirms Receipt of Director Nomination Proposal

Pittsburgh, PA, March 3, 2006 -- H. J. Heinz Company [NYSE:HNZ] said today that it has received notice from Trian Partners Master Fund, L.P., a Cayman Islands exempted limited partnership, on behalf of itself and certain other persons, that it sought to nominate five individuals for election to Heinz’s Board of Directors at Heinz’s 2006 annual meeting of shareholders.

      They include: Nelson Peltz, CEO of Trian Fund Management, L.P.; Peter W. May, President of Trian Fund Management, L.P.; Edward P. Garden, Portfolio Manager of Trian Fund Management, L.P.; Michael Weinstein, Chairman of Inov8 Beverage Company LLC; and Gregory J. Norman, Chairman and CEO of Great White Shark Enterprises Inc.

      The notice also seeks in effect to restrict Heinz’s Board of Directors from making any amendments to the Company’s By-Laws which would impede or restrict Trian Partners from electing its five nominees to Heinz’s Board of Directors.

      The notice will be forwarded to the Corporate Governance Committee of the Company’s Board of Directors for review.

      Over the past three years, Heinz has transformed itself to focus on leading brands and core categories and to maximize shareholder value. Some of the key accomplishments include:

  The highly successful $2 billion, tax-free spin-off of non-core, North American businesses to Del Monte in Fiscal 2003, which has led to three years of strong sales and profit growth in Heinz North America.

  In the current fiscal year, the Company is replicating this North American success model in Europe and Asia Pacific.
  Over the past three years, the Company has generated a record of more than $3 billion in cash flow from operations.
  Notably, in the past 12 months, Heinz has returned more than $1 billion to shareholders through dividends and share buybacks.

      Heinz remains committed to addressing the current challenges in the packaged foods industry, growing the Company and creating sustainable long-term value for all shareholders.

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SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

     This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz’s control and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Uncertainties contained in such statements include, but are not limited to, sales, earnings, and volume growth, general economic, political, and industry conditions, competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, energy and raw material costs, the ability to identify and anticipate and respond through innovation to consumer trends, the need for product recalls, the ability to maintain favorable supplier relationships, achieving cost savings and gross margins objectives, currency valuations and interest rate fluctuations, change in credit ratings, the ability to identify and complete and the timing, pricing and success of acquisitions, joint ventures, divestitures and other strategic initiatives, approval of acquisitions and divestitures by competition authorities and satisfaction of other legal requirements, the success of Heinz’s growth and innovation strategy and the ability to limit disruptions to the business resulting from the emphasis on three core categories and potential divestitures, the ability to effectively integrate acquired businesses, new product and packaging innovations, product mix, the effectiveness of advertising, marketing, and promotional programs, supply chain efficiency and cash flow initiatives, risks inherent in litigation, including tax litigation, and international operations, particularly the performance of business in hyperinflationary environments, changes in estimates in critical accounting judgments and other laws and regulations, including tax laws, the success of tax planning strategies, the possibility of increased pension expense and contributions and other people-related costs, the possibility of an impairment in Heinz’s investments, and other factors described in “Cautionary Statement Relevant to Forward-Looking Information” in the Company’s Form 10-K for the fiscal year ended April 27, 2005. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

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ABOUT HEINZ: H.J. Heinz Company, offering “Good Food, Every Day™,” is one of the world's leading marketers and producers of branded foods in ketchup, condiments, sauces, meals, soups, seafood, snacks, and infant foods. Heinz satisfies hungry consumers in every outlet, from supermarkets to restaurants to convenience stores and kiosks. Heinz is a global family of leading brands, including Heinz® Ketchup, sauces, soups, beans, pasta and infant foods (representing nearly one-third of total sales or close to $3 billion), HP® and Lea & Perrins®, Ore-Ida® french fries and roasted potatoes, Boston Market® and Smart Ones® meals, and Plasmon® baby food. Heinz's 50 companies have number-one or number-two brands in 200 countries, showcased by Heinz® Ketchup, The World's Favorite Ketchup(TM). Information on Heinz is available at www.heinz.com/news.

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CONTACT:

Media:
Ted Smyth, 412-456-5780;
Debbie Foster, 412-456-5778;
OR
Investors:
Jack Runkel, 412-456-6034.